UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
(Pursuant to Section 14(a) of the Securities Exchange Act of 1934)
FILED BY THE REGISTRANT   ☒
FILED BY A PARTY OTHER THAN THE REGISTRANT   ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
EXCELSIOR FUNDS, INC.
EXCELSIOR TAX-EXEMPT FUNDS, INC.
EXCELSIOR FUNDS TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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(1)	TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

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(4)	DATE FILED:

To:	Regional Heads

From:	Leo Grohowski
Mary Martinez
Jay Springer

Date:	February 22, 2007

Subject:	Excelsior Proxy
As you are aware, Excelsior shareholders have been sent a proxy which asks them to approve new investment management contracts with US Trust. This is necessary because of the impending sale to Bank of America. There are no changes to the terms of the contracts, only the change in ownership. A second letter was sent to shareholders on February 20th encouraging them to vote for the proxy. It is important that shareholders vote all proxies because a 50% vote in favor is required for each individual fund. Attached are files containing a listing of the clients in your region who have retained their proxy voting rights and have not yet voted. We need the CROs to contact all clients who own Excelsior shares and encourage them to vote in favor of this proxy.
The shareholder meeting is on March 30th, so it is critical that we contact clients as soon as possible.
Attached is the letter that will be sent to clients. The actual proxy can be viewed at the Excelsior web site www.excelsiorfunds.com. Also attached is an internal document describing the proxy that can be used as additional background for the calls.
Please follow up with your CROs to make sure they follow through with this critical task.